UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 6, 2007, Encysive Pharmaceuticals Inc. (the "Company") announced that it has filed with the U.S. Food and Drug Administration (the "FDA") a request for formal dispute resolution to contest the third approvable letter that the Company received for its New Drug Application ("NDA") for Thelin™. The Company originally submitted an NDA for Thelin™ to treat pulmonary arterial hypertension ("PAH") in 2005. On June 15, 2007, the Company received a third approvable letter from the FDA stating that the Company's clinical development program for Thelin™ did not demonstrate the evidence of efficacy needed for approval. Formal dispute resolution is an FDA process where sponsors can challenge regulatory decisions by bringing the dispute to the attention of FDA supervisors.

In preparing the formal dispute resolution submission, the Company assembled a team of outside and internal professionals to review the FDA’s rationale for withholding approval and to review the Company’s statistical analysis plan for STRIDE-2.

In general, the disagreement between the Company and the FDA involves the imputation of values for STRIDE-2 patients with clinical worsening and patients who left the trial for various reasons, some of whom had 6-minute walk tests performed after discontinuing Thelin™ treatment. The Company's analytical approach was to include a walk value if one existed, but to exclude values that were obtained beyond a reasonable amount of time after discontinuation from the trial and therapy. The Company believes that this approach was reasonable, as it was established prior to unblinding and treats active drug and placebo patients exactly the same. The FDA’s analytical approach was to assign, in the Company’s view, an overly conservative walk value in these situations, which in some cases appeared to treat active drug and placebo patients differently.

If formal dispute resolution is unsuccessful, the Company will be required to conduct an additional pivotal trial to obtain additional clinical data. Such a trial would be costly and could take two years to complete.

About Formal Dispute Resolution

Formal dispute resolution is a mechanism included in FDA guidance documents enabling reviews of any Agency decision by raising the matter with supervisors of the employee making the decision. This process can continue through the chain of command at the Center for Drug Evaluation and Research, and sets the stage for appealing to the Commissioner. FDA guidance stipulates that they respond within 30 days. A copy of the guidance is available at www.fda.gov.

This current reports contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: the unpredictability of the FDA formal dispute resolution process; unexpected delays in regulatory review and approval of Thelin™ by the FDA in the U.S. and our other products under development; our estimate of the sufficiency of our existing capital resources; our ability to raise additional capital to fund cash requirements for future clinical trials; our ability to successfully conduct a Thelin pivotal trial; the availability of sufficient funds to commercialize Thelin™ in the U.S. should it be approved by the FDA, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, the Company undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

August 7, 2007	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary